As filed with the Securities and Exchange Commission on August 31, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CIDARA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	46-1537286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6310 Nancy Ridge Drive, Suite 101 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Cidara Therapeutics, Inc. 2020 Inducement Incentive Plan
(Full titles of the plans)

Jeffrey Stein, Ph.D.
President and Chief Executive Officer
Cidara Therapeutics, Inc.
6310 Nancy Ridge Drive, Suite 101
San Diego, California 92121
(858) 752-6170

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles J. Bair, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000	Jeffrey Stein, Ph.D. President and Chief Executive Officer Cidara Therapeutics, Inc. 6310 Nancy Ridge Drive, Suite 101 San Diego, California 92121 (858) 752-6170

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Cidara Therapeutics, Inc. 2020 Inducement Incentive Plan Common Stock, $0.0001 par value per share	625,000 (3)	$2.04	$1,275,000	$139

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share (“Common Stock”), of Cidara Therapeutics, Inc. (the “Registrant”) that become issuable under the Cidara Therapeutics, Inc. 2020 Inducement Incentive Plan (the “Inducement Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.
(2) This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on August 24, 2021, as reported on the Nasdaq Global Market.
(3) Represents an increase in the number of shares of Common Stock reserved for issuance under the Inducement Plan pursuant to an amendment to the Inducement Plan approved by the Compensation Committee of the Board of Directors of the Registrant on August 16, 2021.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the Inducement Plan is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8

Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission on February 25, 2021 (File No.333-253545).

ITEM 8. EXHIBITS.

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on April 24, 2015).

4.2	Amended and Restated Bylaws of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on April 24, 2015).
4.3
Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed on May 21, 2018).

4.4
Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-202740), as amended, originally filed on March 13, 2015).

4.5	Form of Warrant to Purchase Common Stock issued to Pacific Western Bank (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed on October 3, 2016).
4.6	Form of Common Stock Purchase Warrant for First Private Placement (incorporated by reference to the Registrant's Current Report on Form 8-K, filed on May 21, 2018).
5.1	Opinion of Cooley LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page hereto.
99.1	Cidara Therapeutics, Inc. 2020 Inducement Incentive Plan, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 31, 2021.

CIDARA THERAPEUTICS, INC.

By:	/s/ Jeffrey Stein, Ph.D.
Jeffrey Stein, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Stein, Ph.D. and Brady Johnson, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Stein, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer and Principal Financial Officer)	August 31, 2021
Jeffrey Stein, Ph.D.

/s/ Brady Johnson	Vice President, Finance (Principal Accounting Officer)	August 31, 2021
Brady Johnson

/s/ Daniel D. Burgess	Director (Chairman)	August 31, 2021
Daniel D. Burgess

/s/ Bonnie Bassler, Ph.D.	Director	August 31, 2021
Bonnie Bassler, Ph.D.

/s/ Carin Canale-Theakston	Director	August 31, 2021
Carin Canale-Theakston

/s/ Timothy R. Franson, M.D.	Director	August 31, 2021
Timothy R. Franson, M.D.

/s/ David Gollaher, Ph.D.	Director	August 31, 2021
David Gollaher, Ph.D.

/s/ Chrysa Mineo	Director	August 31, 2021
Chrysa Mineo

/s/ Theodore R. Schroeder	Director	August 31, 2021
Theodore R. Schroeder